Exhibit 10.2

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of March 19, 2025 (this “Agreement”), is entered into by and among IRIDEX Corporation, a Delaware corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”).

RECITALS

A. On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, (i) a convertible promissory note, and (ii) the right to purchase convertible promissory notes, in each case, in the principal amount set forth opposite such Investor’s name on Schedule I hereto.

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
The Notes.
(a)
Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a convertible promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto. The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed $4,000,000.
(b)
Purchase of Additional Convertible Promissory Notes. In addition to the Notes, each Investor will have the right to purchase, subject to the limitations proscribed herein, additional convertible promissory notes (each a “Growth Note” and, together, the “Growth Notes”) in the aggregate principal amount set forth opposite the respective Investor’s name on Schedule I hereto, with the rights and terms as further described on Schedule II hereto. The right of the Investors to purchase Growth Notes as described herein this Section 1(b) are several and not joint. The aggregate principal amount for all such Growth Notes to be issued pursuant to this Section 1(b) shall not exceed $10,000,000.
(c)
Delivery of Notes. The sale and purchase of the Notes shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investors may determine and immediately following satisfaction or waiver of the conditions set forth in Section 4 and Section 5 (other than those conditions which by their terms are not to be satisfied or waived until the Closing) (the “Closing Date”). At the Closing, the Company will deliver to each of the Investors the Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). Each of the Notes will be registered by the Company in such Investor’s name in the Company’s records. All of the transactions set forth herein to be taken at the Closing, including the delivery of documents, shall be deemed to take place simultaneously at the Closing.
(d)
Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for the repayment of indebtedness, with the remaining proceeds, if any, to be used for general corporate purposes.
(e)
Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. pacific time on the date such payment is due at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.
2.
Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules, attached as Schedule III, delivered to the Investor concurrently herewith (the “Disclosure Schedules”) and except as provided in the SEC Documents, the Company represents and warrants as of the date hereof and as of the Closing Date to each Investor that:
(a)
Corporate Organization; Authority; Due Authorization.
(i)
The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (B) has the corporate power and authority to own or lease its properties as and in the places where its business is now conducted and to carry on its business as now conducted, and (C) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or the enforceability of any Transaction Document, (ii) a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company and its Subsidiaries taken as a whole or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents (any of (i), (ii), or (iii) a “Material Adverse Effect”), and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such qualification. Set forth in Schedule 2(a)(i) of the Disclosure Schedules is a complete and correct list of all Subsidiaries of the Company. Each such Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have, individually or in the aggregate, a Material Adverse Effect and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such qualification.
(ii)
Subject to the Company’s receipt of (1) Shareholder Approval and (2) the Company’s filing of a Nasdaq Listing of Additional Shares notification form for the Conversion Shares issuable upon conversion of the Securities ((1) and (2), the “Requisite Approvals”) and the filing of the Certificate of Designation, the Company (A) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (B) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”) and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Subject to the Company’s receipt of the Requisite Approvals and the filing of the Certificate of Designation, this Agreement is and each of the other Transaction Documents will be on the Closing Date a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).
(b)
Capitalization.
(i)
As of the date hereof, the authorized capital stock of the Company consisted of 30,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, 500,000 of which have been designated Series A Preferred Stock and upon filing of the Certificate of Designation, 1,000,000 of which have been designated Series B Preferred Stock. As of December 28, 2024, the Company has 16,636,380 shares of Common Stock outstanding and no shares of preferred stock outstanding. Since December 28, 2024, no shares of Common Stock or preferred stock have been issued by the Company other than pursuant to the exercise of an option to purchase Common Stock granted under the 2008 Equity Incentive Plan (the “Stock Plan”) or as a result of vesting of a restricted stock unit under the Stock Plan. All outstanding shares of capital stock of the Company were issued in compliance with all applicable federal and state securities laws, and the issuance of such shares was duly authorized by all necessary corporate action on the part of the Company. Except as contemplated by this Agreement or as set forth in the SEC Documents or in Schedule 2(b) of the Disclosure Schedules, there are (A) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (B) no preemptive rights contained in the Company’s certificate of incorporation, as amended, the bylaws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Interest Payment Shares or the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock, and (C) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights to acquire any equity securities of the Company. To the Company’s knowledge, except as set forth in Schedule 2(b) of the Disclosure Schedules or in the Transaction Documents, none of the shares of Common Stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in Schedule 2(b) of the Disclosure Schedules, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
(ii)
The Series B Preferred Stock has the rights, preferences, privileges and restrictions as stated in the Certificate of Designation.

(iii)
With respect to each Subsidiary of the Company, except as set forth in Schedule 2(b) of the Disclosure Schedules, (i) all the issued and outstanding shares of each Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of any Subsidiary’s capital stock or any such options, rights, convertible securities or obligations. Except as disclosed in the SEC Documents or Schedule 2(b) of the Disclosure Schedules, the Company beneficially owns 100% of the outstanding equity securities of each Subsidiary of the Company.
(c)
Issuance of Securities. Subject to the filing of the Certificate of Designation, the Notes are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Notes. The Company has reserved from its duly authorized capital stock the maximum number of Interest Payment Shares and other shares of Common Stock issuable upon conversion of the Series B Preferred Stock underlying the Notes, subject to the Company’s receipt of the Requisite Approvals and the filing of the Certificate of Designation.
(d)
Private Offering/Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to the Investors as contemplated hereby. The issuance and sale of the Notes hereunder does not contravene the rules and regulations of the Trading Market, subject to the Company’s receipt of the Requisite Approvals. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that could cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which could require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Notes or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Notes subject to the registration requirements of Section 5 of the Securities Act.
(e)
Brokers and Finders’ Fees. No brokerage or finders’ fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.
(f)
No Conflict; Required Filings and Consents.

(i)
The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, subject to the Company’s receipt of the Requisite Approvals, the filing of the Certificate of Designation and the repayment of the Senior Convertible Promissory Note, dated August 7, 2024, issued by the Company to Lind Global Asset Management IX LLC (the “Lind Note”) concurrently with Closing, (A) conflict with or violate the certificate of incorporation or the bylaws of the Company or its Subsidiaries, (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected, or (C) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of the Company or of any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or of any of its Subsidiaries is bound or affected (the “Material Agreements”).
(ii)
The execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company of the Contemplated Transactions will not, subject to the Company’s receipt of the Requisite Approvals, require, on the part or in respect of the Company, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for (i) the filing of a Current Report on Form 8-K, disclosing the transactions contemplated hereby and such other filings and notices regarding the Contemplated Transactions, (ii) the filing of a Form D with the SEC and applicable requirements, if any, of the Exchange Act or any state securities or “blue sky” laws (collectively, “Blue Sky Laws”), (iii) the filing of a registration statement with the Securities and Exchange Commission (the “Commission”), (iv) any approval that may be required by each applicable Trading Market for the listing of the Notes (and any shares of Series B Preferred Stock or Common Stock issuable pursuant to the terms of the Notes) for trading thereon in the time and manner required thereby and (v) the filing of the Certificate of Designation. The Company further represents and warrants that all required regulatory filings and notifications have been duly made or will be made within the applicable statutory or regulatory timeframe, and in any event no later than five (5) business days following the Closing Date, to ensure full compliance with applicable laws, rules, and regulations and to mitigate any potential regulatory risks. For purposes of this Agreement, “Governmental Body” shall mean any: (A) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (B) federal, state, local, municipal, foreign or other government; or (C) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).
(g)
Compliance. Except as set forth in the SEC Documents or in Schedule 2(g) of the Disclosure Schedules, and subject to the Company’s receipt of the Requisite Approvals, the filing of the Certificate of Designation and the repayment of the Lind Note concurrently with Closing, neither the Company nor any Subsidiary of the Company is in conflict with, or in default or violation of (A) any law, rule, regulation, order, judgment or decree applicable to the Company or such Subsidiary or by which any property or asset of the Company or such Subsidiary is bound or affected (“Legal Requirement”), or (B) any Material Agreement, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company has received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except any such violations or failures that would not, individually or in the aggregate, have a Material Adverse Effect.
(h)
SEC Documents; Financial Statements.
(i)
The Company has filed all reports schedules, forms, statements and other documents required to by filed by the Company under the Securities Act and the Exchange Act including pursuant to Section 13(a) or 15(d) thereof, since September 28, 2024 (the foregoing materials including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed an such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Documents when filed contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. In addition, Company warrants it has no unresolved SEC comment letters, enforcement actions, or pending regulatory inquiries.
(ii)
The Company’s Annual Report on Form 10-K for the year ended December 30, 2023, includes consolidated balance sheets as of December 30, 2023 and December 31, 2022 and consolidated statements of income and cash flows for the one year periods then ended (collectively, the “Financial Statements”).
(iii)
The Financial Statements (including the related notes and schedules thereto) have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such Financial Statements or the notes thereto. The Financial Statements (including the related notes and schedules thereto) fairly present in all material respects the consolidated financial position, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein in each case in accordance with GAAP, consistently applied during the periods involved, except as may be noted therein.
(i)
Litigation. Except as set forth in the SEC Documents or in Schedule 2(i) of the Disclosure Schedules, there are no (each, an “Action”) pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents or in Schedule 2(i) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(j)
Absence of Certain Changes. Except as specifically contemplated by this Agreement or as set forth in Schedule 2(j) of the Disclosure Schedules or in the SEC Documents, since December 28, 2024, (a) there has not been any event, occurrence or development that has had or that would reasonably be expected to result in any Material Adverse Effect; (b) the Company has not incurred any material liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filing made with the Commission, (c) the Company has not altered its method of accounting, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreement to purchase or redeem any shares of its capital stock, (e) the Company has not issued any equity securities to any officer director or Affiliate, except pursuant to existing Company stock option plans, (f) the Company has not consummated or entered into any agreements with respect to any acquisition (by merger, consolidation, acquisition of stock and/or assets or otherwise) of any Person by the Company; (g) the Company has not entered into, or agreed to enter into any transactions, other than in the ordinary course of business, consistent in all material respects with past practices, with any of its officers, directors or principal stockholders or any of their respective Affiliates, (h) the Company has not sold, transferred, leased, subleased, licensed, or otherwise disposed of any of the assets or properties of the Company, except in the ordinary course of business consistent with past practice (provided that none of such actions, individually or in the aggregate, were, or would reasonably be expected to be, material to the business of the Company); or (i) subject to the repayment of the Lind Note concurrently with Closing, the Company does not have any liabilities, debts, obligations, claims against it or commitments of any nature or type (whether known or unknown, absolute, accrued or unaccrued, contingent, asserted or unasserted or otherwise) other than in the ordinary course of business, consistent in all material respects with past practices and that are not, individually or in the aggregate, material (in type or amount) to the business of the Company. Additionally, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness or other payment obligation of any other Person.
(k)
Intellectual Property.
(i)
The Company and its Subsidiaries own, or have the right to use, sell or license all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, and other intellectual property rights used in connection with their respective businesses reasonably required for the conduct of their respective businesses as presently conducted (collectively, the “Company IP”) except for any failure to own or have the right to use, sell or license the Company IP that would not have a Material Adverse Effect.
(ii)
The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP or impair the right of Company and its Subsidiaries to use, sell or license any Company IP.

(iii)
(A) None of the manufacture, marketing, license, sale and use of any product currently licensed or sold by the Company or any of its Subsidiaries (x) violates any license or agreement between the Company or any of its Subsidiaries and any third party, (y) to the knowledge of the Company, infringes any patent of any other party; or (z) to the knowledge of the Company, infringes any copyright, trademark or trade secret of any other party, and (B) there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP. Neither the Company nor any Subsidiary has received any written notice that any of the Company IP violates or infringes upon the rights of any Person. To the knowledge of the Company all such Company IP is enforceable and there is no existing infringement by another Person of any of the Company IP. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(l)
No Adverse Actions. Except as set forth in Schedule 2(l) of the Disclosure Schedules or in the SEC Documents, there is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of its Subsidiaries, with any supplier, customer or other Person except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(m)
Corporate Documents. The Company’s certificate of incorporation and bylaws, each as amended on or prior to Closing in connection with the filing of the Certificate of Designation, which have been requested and previously provided to the Investors are true, correct and complete and contain all amendments thereto.
(n)
Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The coverage pursuant to the current insurance policies or binders maintained by the Company are sufficient for compliance with applicable laws and for compliance with any obligation under any contract to which the Company and its Subsidiaries are a party. The Company and its Subsidiaries are not in default under any such policy or binder the effect of which would reasonably be expected to jeopardize coverage (whether generally or with respect to a specific claim) thereunder and has received no notice of cancellation of any such policy or binder. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
(o)
No Other Representations. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.
(p)
Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
(q)
Title to Assets. Except as set forth in Schedule 2(q) of the Disclosure Schedules, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.
(r)
Taxes. Except as set forth on Schedule 2(r) of the Disclosure Schedules, the Company and each of its Subsidiaries has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor, to the Company’s knowledge, are there any material proposed additional tax assessments against the Company or any of its Subsidiaries.
(s)
Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations hereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
(t)
Disclosure. The Transaction Documents, and the exhibits and schedules attached thereto, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.
3.
Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of a Note as follows:
(a)
Organization; Authority; Enforceability. Such Investor (other than individuals) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.
(b)
General Solicitation. Such Investor is not acquiring the Notes (and any shares of Series B Preferred Stock or Common Stock issuable pursuant to the terms of the Notes) as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
(c)
No Public Sale or Distribution. Such Investor is acquiring the Notes (and any shares of Series B Preferred Stock or Common Stock issuable pursuant to the terms of the Notes) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Notes (or any shares of Series B Preferred Stock or Common Stock issuable pursuant to the terms of the Notes) for any minimum or other specific term and reserves the right to dispose of the Notes (or any shares of Series B Preferred Stock or Common Stock issuable pursuant to the terms of the Notes) at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and is not limiting such Investor’s right to sell the Notes (or any shares of Series B Preferred Stock or Common Stock issuable pursuant to the terms of the Notes) pursuant to the terms of the Investor Rights Agreement. Such Investor is acquiring the Notes hereunder in the ordinary course of its business. Subject to the terms of the Investor Rights Agreement, such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Notes (or any shares of Series B Preferred Stock or Common Stock issuable pursuant to the terms of the Notes).
(d)
Accredited Investor Status. Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
(e)
Residency. Such Investor is a resident of the jurisdiction set forth below such Investor’s name on Schedule I attached hereto.
(f)
Reliance on Exemptions. Such Investor understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Notes (and any shares of Series B Preferred Stock or Common Stock issuable pursuant to the terms of the Notes).

(g)
Information. Such Investor and its advisors, if any, have been furnished with all publicly available materials (or such materials have been made available to such Investor) relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Notes as have been requested by such Investor, including without limitation the Company’s Form 10-K for the period ended December 28, 2024 and Forms 10-Q for the period ended September 28, 2024, June 29, 2024, and March 30, 2024. Each Investor acknowledges that it has read and understands the risk factors set forth in such Form 10-K for the period ended December 28, 2024 and Forms 10-Q for the periods ended September 28, 2024, June 29, 2024, and March 30, 2024 and that it has read the Company’s Current Reports on Forms 8-K filed January 14, 2025, November 26, 2024, November 13, 2024, November 12, 2024, October 3, 2024, September 6, 2024, August 8, 2024, August 5, 2024, July 3, 2024, June 21, 2024, May 24, 2024, May 14 2024, March 26, 2024. Neither such review nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in the Transaction Documents. Such Investor understands that its investment in the Notes involves a high degree of risk.
(h)
No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes, nor have such authorities passed upon or endorsed the merits of the offering of the Notes.
(i)
Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investing in companies engaged in the business in which the Company is engaged, so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.
(j)
Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.
(k)
The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.
4.
Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the applicable Investor:
(a)
Representations and Warranties. Subject to the Disclosure Schedule, the representations and warranties made by the Company in Section 2 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.
(b)
Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.
(c)
Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.
(d)
Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.
(e)
Transaction Documents. The Company shall have duly executed and delivered to the Investors the following documents:
(i)
This Agreement; and
(ii)
Each Note issued hereunder.
(f)
Certificate of Designation. The Company shall have filed the Certificate of Designation.
5.
Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:
(a)
Representations and Warranties. The representations and warranties made by the applicable Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.
(b)
Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.
(c)
Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Notes shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.
(d)
Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Investor referenced in Section 1(c) hereof.

(e)
Certificate of Designation. The Company shall have filed the Certificate of Designation.
6.
Miscellaneous.
(a)
Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest of Investors; provided however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of any Note without the affected Investor’s written consent, or (ii) reduce the rate of interest of any Note without the affected Investor’s written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.
(b)
Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof.
(c)
Jurisdiction and Venue. Each of the parties irrevocably consents to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California), in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons.
(d)
Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.
(e)
Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(f) and 6(g) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(f)
Registration, Transfer and Replacement of the Notes. No Note nor any of the rights, interests or obligations thereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the applicable Investor without the other party’s prior written consent. The Notes issuable under this Agreement shall be registered notes on the books and records of the Company. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.
(g)
Assignment. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors or by any Investor without the prior written consent of the Company.
(h)
Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
(i)
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail (if to an Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:
(i)
if to an Investor, to the Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;
(ii)
if to any other holder of any Notes, Interest Payment Shares or shares issuable upon conversion thereof, to such address or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of such Notes, Interest Payment Shares or shares issuable upon conversion thereof for which the Company has contact information in its records; or
(i)
if to the Company, to the attention of the Chief Financial Officer of the Company at 1212 Terra Bella Avenue Mountain View, CA 94043, or at such other current address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Philip Oettinger and Eric Hsu, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304-1050.
(j)
Expenses. Each party shall be responsible for the payment of its own legal fees and other third party expenses in connection with the Transaction Documents and the consummation of the Contemplated Transactions.
(k)
Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l)
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.
(m)
Ownership Limitation. Notwithstanding any provision in the Notes, the Growth Notes or any other Transaction Document to the contrary, the parties agree that in no circumstance shall the Company be required to deliver to an Investor any shares of: (i) Series B Preferred Stock issuable upon conversion of the Notes (the “Preferred Conversion Shares”); (ii) Common Stock issuable upon conversion of the Growth Notes; (iii) Common Stock issuable as Interest Payment Shares; or (iv) Common Stock issuable upon conversion of the Preferred Conversion Shares, in each case, to the extent such delivery would cause such Investor to become, directly or indirectly, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 19.99% of either (a) the total number of shares of Common Stock outstanding as of such date or (b) the total voting power of the Company’s securities outstanding as of such date that are entitled to vote on a matter being voted on by holders of the Common Stock, in each case, unless the Shareholder Approval has been obtained.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

IRIDEX CORPORATION

a Delaware corporation

By: /s/ Patrick Mercer

Name: Patrick Mercer

Title: President and Chief Executive Officer

INVESTORS:

NOVEL INSPIRATION INTERNATIONAL CO., LTD

By: /s/ David Lin

Name: David Lin

Title: CEO

[Signature page for Note Purchase Agreement]

SCHEDULE I

SCHEDULE OF INVESTORS

Name and Address	Note Amount	Growth Note Amount
Novel Inspiration International Co., Ltd. Address for all notices: Novel Inspiration International Co., Ltd. Address: Vistra Corporate Services Center Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands Attn: [***] Tel.: [***] Email: [***]	$4,000,000	$10,000,000

II-1

SCHEDULE II

GROWTH NOTES

The Company agrees to use good faith efforts to identify growth initiatives and opportunities for the Company and to regularly discuss these initiatives and opportunities with the Investors. To the extent the Company and Investors mutually agree to pursue any such initiatives and opportunities and such initiatives and opportunities would benefit from additional growth capital, the parties agree to use good faith efforts to permit the Investors to purchase from the Company, from time to time, in one or more transactions, convertible promissory notes, on terms substantially similar to the Growth Notes described below (each “Additional Notes”). In the event such Additional Notes are not issued, in lieu thereof, the Investors shall have the following rights to purchase up to $10 million in aggregate principal amount of Growth Notes.

(1)
2026 Right to Purchase Growth Notes. Provided the Company has not already issued Additional Notes to the Investor in an aggregate principal amount equal to or more than one-third of the amount set forth for such Investor on Schedule I, each Investor shall have the right, but not the obligation, to purchase up to that principal amount of Growth Notes as shall bring the aggregate principle amount of all Additional Notes and Growth Notes it has purchased up to one-third of the aggregate principal amount of Growth Notes set forth opposite the Investor’s name on Schedule I.
(2)
2027 Right to Purchase Growth Notes. Provided the Company has not already issued Additional Notes and/or Growth Notes to the Investor in an aggregate principal amount equal to or more than two-thirds of the amount set forth for such Investor on Schedule I, each Investor shall have the right, but not the obligation, to purchase up to that principal amount of Growth Notes as shall bring the aggregate principle amount of all Additional Notes and Growth Notes it has purchased up to two-thirds of the aggregate principal amount of Growth Notes set forth opposite the Investor’s name on Schedule I.
(3)
2028 Right to Purchase Growth Notes. Provided the Company has not already issued Additional Notes and/or Growth Notes to the Investor in an aggregate principal amount equal to or more than the amount set forth for such Investor on Schedule I, each Investor shall have the right, but not the obligation, to purchase up to that principal amount of Growth Notes as shall bring the aggregate principle amount of all Additional Notes and Growth Notes it has purchased up to the aggregate principal amount of Growth Notes set forth opposite the Investor’s name on Schedule I.

Special Terms of Growth Notes

The Growth Notes shall generally be in the form of Exhibit A hereto, except the Growth Notes will:

•
be convertible into shares of the Company’s Common Stock;

•
have a Conversion Price equal to the lesser of (x) the corresponding value set forth in the table below, and (y) the greater of (A) the average Closing Price of the Common Stock for each Trading Day after the Closing Date in the calendar quarter immediately preceding the date of such conversion and (B) the Price Floor; and
•
have a three-year term, accrue interest at the rate of 12% per annum, payable quarterly in the form of Interest Payment Shares equal to (i) the accrued and unpaid interest due on such Interest Payment Date divided by (ii) the lesser of (x) the corresponding value set forth in the table below, and (y) the greater of (A) the average Closing Price of the Common Stock for each Trading Day after the Closing Date in the calendar quarter immediately preceding such Interest Payment Date (the “Average Price”) and (B) the Price Floor, rounded down to the nearest share, and no fractional shares of the Common Stock, or cash in lieu of the issuance of such fractional shares, shall be issued or paid.

	Maximum Conversion Price	Maximum Average Price
2026 Right to purchase Growth Notes	$2.25	$2.50
2027 Right to purchase Growth Notes	$3.00	$3.50
2028 Right to purchase Growth Notes	$4.00	$4.50

The right of each Investor to purchase such amount of Growth Notes shall be exercisable during the period commencing on the first, second, and third anniversaries of the Closing Date, respectively, and ending ninety (90) days following such anniversary; provided, however, that (i) such exercise period will be deferred to apply after the end of any period when the Company is in possession of material non-public information, and (ii) no exercise shall be permitted following the public announcement of the Company’s entry into an agreement for a Change of Control. Notwithstanding, each Investor’s right to purchase Growth Notes pursuant to this Agreement shall terminate upon the consummation of a Change of Control.

The Company agrees to use good faith efforts to obtain shareholder approval in connection with the issuance of any Additional Notes or Growth Notes to the extent such approval is deemed required under the rules and regulations of the Nasdaq Stock Markets (or any successor entity).

Each Investor agrees to provide customary representations and warranties to the Company in connection with each issuance of any Additional Notes or Growth Notes.

SCHEDULE III

DISCLOSURE SCHEDULES

Exhibit A

FORM OF NOTE

THIS NOTE AND THE SECURITIES ISSUABLE AS PAYMENT FOR ACCRUED INTEREST OR UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

IRIDEX CORPORATION

CONVERTIBLE PROMISSORY NOTE

$4,000,000 March [●], 2025

2.
FOR VALUE RECEIVED, IRIDEX Corporation, a Delaware corporation (the “Company”), promises to pay to Novel Inspiration International Co., Ltd., or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of $4,000,000, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 12.00% per annum, computed on the basis of a 360-day year of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month, in the manner set forth in Section 1(a) of this Note. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) March [●], 20281 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the “Notes” issued pursuant to the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

7.
Payments.
(a)
Interest. Accrued interest on this Note shall be payable on each January 1, April 1, July 1 and October 1 (or, if such date is not a business day, on the next succeeding business day) until the outstanding principal amount hereof shall be paid in full (each, an “Interest Payment Date”), with the first such payment due on [●], 2025. Accrued interest shall be payable on each Interest Payment Date in a number of shares of the Common Stock (“Interest Payment

1 36 months from the Closing Date.

Shares”) equal to (i) the accrued and unpaid interest due on such Interest Payment Date divided by (ii) the greater of (A) the average Closing Price of the Common Stock for each Trading Day after the Closing Date in the calendar quarter immediately preceding such Interest Payment Date and (B) the Price Floor, rounded down to the nearest share, and no fractional shares of the Common Stock, or cash in lieu of the issuance of such fractional shares, shall be issued or paid. The Company shall, as soon as practicable after each Interest Payment Date, issue and deliver to such Investor a certificate or certificates (or a notice of issuance of uncertificated shares or book entry confirmation statement from the Company’s transfer agent confirming the issuance of the Interest Payment Shares, if applicable) for the number of Interest Payment Shares to which Investor shall be entitled.
(b)
Mandatory Prepayment. Promptly following the later of (i) the Company’s entry into an agreement for a Change of Control and (ii) the public announcement of such Change of Control, the Company shall deliver written notice to the Investor of the entry into such agreement. The outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into equity securities pursuant to Section 4, shall be due and payable immediately prior to the consummation of such Change of Control.
8.
Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:
(a)
Failure to Pay or Deliver. The Company shall fail to (i) pay any portion of principal payment on the due date hereunder, (ii) deliver any portion of Interest Payment Shares on the applicable Interest Payment Date or (iii) any other payment required under the terms of this Note or any other Transaction Document on the date due, and in each case, such payment or delivery, as applicable, shall not have been made within five business days of the Company’s receipt of written notice to the Company of such failure to pay or deliver;
(b)
Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 2(a)) and such failure shall continue for thirty days after the Company’s receipt of written notice to the Company of such failure;
(c)
Voluntary Bankruptcy or Insolvency Proceedings. Any event in which the Company (i) applies for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) voluntarily files a proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;
(d)
Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement;
(e)
Enforceability. This Note or the Note Purchase Agreement shall for any reason cease to be, or it shall be asserted by the Company not to be, in full force and effect and enforceable in accordance with its terms; or
(f)
Inability to Pay Debts. The Company or any of its Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
9.
Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 2(c) or 2(d)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of Investors holding more than 50% of the aggregate outstanding principal amount of the Notes, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Section 2(c) or 2(d), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of Investors holding more than 50% of the aggregate outstanding principal amount of the Notes, exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both. Investor may, at its sole discretion, (upon execution of a written instrument) rescind an acceleration or waive any existing Event of Default, together with any of the consequences of such Event of Default. In such event, the Company will be restored to their respective former positions, rights and obligations hereunder. No failure on the part of Investor to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Investor of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.
10.
Conversion.
(a)
Voluntary Conversion. Investor has the right, at Investor’s option, at any time prior to payment in full of the principal amount of this Note, to convert, in whole or in part, the outstanding principal amount of this Note into a number of fully paid and nonassessable shares of the Series B Preferred Stock as determined by dividing (x) the principal amount of this Note that the investor elects to convert by (y) the Conversion Price, rounded down to the nearest share.
(b)
Conversion Procedure.

(i)
Conversion. Before Investor shall be entitled to convert this Note into shares of Series B Preferred Stock, it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 4(a), and shall state therein the amount of the unpaid principal amount of this Note to be converted. Upon such conversion of this Note, Investor hereby agrees, if requested by the Company, to execute and deliver to the Company, and if so executed and delivered, shall be bound upon such conversion by the obligations in, all transaction documents entered into by other purchasers of the Series B Preferred Stock (as may be amended), including the Series B Securities Purchase Agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions, and shall be bound upon such conversion by any transfer restrictions applicable to any of the shares or holders thereof. The Company shall, within five business days, issue and deliver to such Investor a certificate or certificates (or a notice of issuance of uncertificated shares or book entry confirmation statement from the Company’s transfer agent confirming the issuance of the shares, if applicable) for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(b)(ii). Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 4(b)(i) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.
(ii)
Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.
(c)
Conversion Preferred Stock. Should all Series B Preferred Stock issuable upon conversion of this Note be, at any time prior to full payment of this Note, redeemed or converted into shares of Common Stock in accordance with the Company’s certificate of incorporation or bylaws, then, to the extent this Note is convertible into Series B Preferred Stock, this Note shall immediately become convertible into that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Note had been converted in full and the Series B Preferred Stock received thereupon had been simultaneously converted into Common Stock immediately prior to such event.
(d)
Notices of Record Date. In the event of:
(i)
Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;
(ii)
Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or
(iii)
Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will deliver to Investor at least thirty days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

11.
Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to an Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor will be deemed to be an Affiliate of such Investor.

“Certificate of Designation” means the Certificate of Designation, Preferences and Rights of Series B Preferred Stock of IRIDEX Corporation filed with the Secretary of State of the State of Delaware prior to the Closing (as defined in the Purchase Agreement).

“Change of Control” shall mean:

(i)
any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Common Stock,
(ii)
any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity, or

(iii)
a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect wholly-owned subsidiaries.

“Closing Price” shall mean for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the closing price of one share of Common Stock trading for such date on such Trading Market as reported by Bloomberg Financial L.P. (or its equivalent successor) (at the scheduled close of trading of the primary trading session on such Trading Day); (b) the closing price of the Common Stock for such date on the OTCQX or OTCQB Markets, as applicable, as reported by Bloomberg Financial L.P. (or its equivalent successor); (c) if the Common Stock is not then listed or quoted on a Trading Market or on the OTCQX or OTCQB Markets and if prices for the Common Stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P. (or its equivalent successor); or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company. The Closing Price shall be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Price” shall mean $10.00 subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

“Event of Default” has the meaning given in Section 2 hereof.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investor Rights Agreement” shall mean the Investor Rights Agreement, dated as of March 19, 2025 (as amended, modified or supplemented), by and among the Company and the purchasers listed on Schedule 1 thereto.

“Investors” shall mean the investors that have purchased Notes.

“Lien” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction, except for a lien for current taxes not yet due and payable and a minor imperfection of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

“Notes” shall mean the convertible promissory notes issued pursuant to the Purchase Agreement.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Price Floor” means $0.21 (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event). Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, in no event shall any shares of Common Stock be issued pursuant to this Note or the other Transaction Documents, as Interest Payment Shares or otherwise, at a price per share lower than the Price Floor.

“Purchase Agreement” shall mean the Note Purchase Agreement, dated as of March 19, 2025 (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) party thereto.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series B Preferred Stock” shall mean the Series B Preferred Stock of the Company, par value $0.01 per share, with the rights, privileges and preferences set forth in the Certificate of Designation.

“Series B Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of March 19, 2025 (as amended, modified or supplemented), by and among the Company and the purchasers listed on Schedule 1 thereto.

“Shareholder Approval” shall mean the approval of the holders of the Common Stock, together with any other securities of the Company entitled to vote on a matter being voted on by holders of the Common Stock, necessary to permit the full issuance and/or conversion of all of the Company’s securities offered and sold pursuant to the Transaction Documents (and any securities issuable in accordance with the terms of such securities) pursuant to the applicable rules and regulations of the Nasdaq Stock Markets (or any successor entity), including Rule 5635 of The Nasdaq Stock Market Rules.

“Subsidiary” means, with respect to any entity, any corporation or other organization of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a business day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market.

“Transaction Documents” shall mean this Note, each of any other Notes, the Purchase Agreement, the Series B Securities Purchase Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

12.
Miscellaneous.
(a)
Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.
(i)
Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(ii)
Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the Investor without the other party’s prior written consent.
(iii)
With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, within five business days, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 6(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor within ten business days. Each Note thus transferred and each certificate, instrument or book entry representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
(iv)
Subject to Section 6(a)(iii), transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.
(b)
Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investors holding more than 50% of the aggregate outstanding principal amount of the Notes; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.
(c)
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail (if to Investor) or otherwise delivered by hand, messenger or courier service addressed:
(i)
if to Investor, to Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or, until such holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of this Note for which the Company has contact information in its records; or
(ii)
if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 1212 Terra Bella Avenue Mountain View, CA 94043, or at such other current address as the Company shall have furnished to Investor, with a copy (which shall not constitute notice) to Philip Oettinger, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304-1050.

Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or ten days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to any facsimile number for Investor in the Company’s records, (ii) electronic mail to any electronic mail address for Investor in the Company’s records, (iii) posting on an electronic network together with separate notice to Investor of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to Investor. This consent may be revoked by Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(d)
Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.
(e)
Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.
(f)
Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
(g)
Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
(h)
Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof.
(i)
Jurisdiction and Venue. Each of Investor and the Company irrevocably consents to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California), in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons.

(j)
Waiver of Jury Trial. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.
(k)
Tax Withholding. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to be provided any necessary tax forms and information, including Internal Revenue Service Form W‑9 or appropriate version of IRS Form W‑8, as applicable, from each beneficial owner of the Note. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.
(l)
No Rights. This Note does not by itself entitle the Investor to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Investor, shall cause the Investor to be a stockholder of the Company for any purpose.
(m)
Issuance Limitation. Notwithstanding any provision in this Note, the Growth Notes or any other Transaction Document to the contrary, the parties agree that in no circumstance shall the Company be required to deliver to an Investor any shares of: (i) Series B Preferred Stock issuable upon conversion of the Notes (the “Preferred Conversion Shares”); (ii) Common Stock issuable upon conversion of the Growth Notes; (iii) Common Stock issuable as Interest Payment Shares; (iv) Common Stock issuable upon conversion of the Preferred Conversion Shares; (v) Series B Preferred issued pursuant to the Series B Securities Purchase Agreement (the “Purchased Preferred Shares”); or (vi) Common Stock issuable upon conversion of the Purchased Preferred Shares, in each case, to the extent that the aggregate of all such shares issued by the Company would exceed 19.99% of either (a) the total number of shares of Common Stock outstanding on the date of the Purchase Agreement or (b) the total voting power of the Company’s securities outstanding on the date of the Purchase Agreement that are entitled to vote on a matter being voted on by holders of the Common Stock, in each case, unless the Shareholder Approval has been obtained.

(signature page follows)

The Company has caused this Note to be issued as of the date first written above.

IRIDEX CORPORATION,

a Delaware corporation

By:

Name:

Title: